EXHIBIT 11.1

                          Cornell Corrections, Inc.
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                  YEAR ENDED DECEMBER 31,
                                                         -------------------------------------------------------------------------
                                                                 1999                      1998                      1997
                                                         ---------------------     ---------------------     ---------------------
                                                          BASIC       DILUTED       BASIC       DILUTED       BASIC       DILUTED
                                                         --------     --------     --------     --------     --------     --------
Net Earnings ........................................    $  5,352     $  5,352     $  6,062     $  6,062     $  3,554     $  3,554
                                                         ========     ========     ========     ========     ========     ========

Shares used in computing net earnings per share:
    Weighted average common shares and
      common share equivalents ......................      10,129       10,129       10,032       10,032        7,905        7,905


    Less treasury shares ............................        (697)        (697)        (590)        (590)        (555)        (555)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method        --            228         --            330         --            390
                                                         --------     --------     --------     --------     --------     --------

                                                            9,432        9,660        9,442        9,772        7,350        7,740
                                                         --------     --------     --------     --------     --------     --------


 Net earnings per share .............................    $   0.57     $   0.55     $   0.64     $   0.62     $   0.48     $   0.46
                                                         ========     ========     ========     ========     ========     ========
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